UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

CM Life Sciences III Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40312	86-1691173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Corvex Management LP

667 Madison Avenue

New York, New York 10065

(Address of principal executive offices, including zip code)

(212) 474-6745

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	CMLTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CMLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 16, 2021, CM Life Sciences III Inc., a Delaware corporation (“CMLS III”), held a Special Meeting of its stockholders (the “Special Meeting”). At the Special Meeting, a total of 53,077,371 (approximately 76.92%) of CMLS III’s issued and outstanding shares of common stock held of record as of November 4, 2021, the record date for the Special Meeting, were present either in person or represented by proxy, which constituted a quorum. CMLS III’s stockholders voted on the following proposals at the Special Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

(a)	Proposal No. 1 — The Business Combination Proposal — to approve and adopt the Agreement and Plan of Merger, dated as of August 5, 2021, as amended by Amendment No. 1 and Amendment No. 2 thereto (the “amendments”), dated as of September 21, 2021 and October 28, 2021, respectively (as so amended and as may be further amended and/or restated from time to time, the “Merger Agreement”), by and among CMLS III, its wholly owned subsidiary, Clover III Merger Sub, Inc. (“Merger Sub”), and EQRx, Inc. (“EQRx”), a composite copy of which, incorporating the amendments into the text of the initial agreement, is attached to the Definitive Proxy Statement, as filed December 1, 2021, as Annex A, and approve the transactions contemplated thereby (“Business Combination”), including the merger of Merger Sub with and into EQRx, with EQRx surviving the merger as a wholly owned subsidiary of CMLS III, and the issuance of common stock to EQRx stockholders as merger consideration:

Class A Shares	Votes For	Votes Against	Abstentions
	36,260,098	3,017,927	2,345

Class B Shares	Votes For	Votes Against	Abstentions
	13,800,000	0	0

(b)	Proposal No. 2 — The Nasdaq Stock Issuance Proposal — to approve, assuming the Business Combination Proposal is approved, and for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), the issuance of more than 20% of CMLS III’s outstanding common stock in connection with the Business Combination and subscription agreements dated as of August 5, 2021 with certain institutional investors (collectively, the “PIPE Investors”), including up to 120,000,000 shares of our common stock to the PIPE Investors, which includes affiliates of CMLS Holdings III LLC (“Sponsor”) that subscribed for 10,250,000 shares of common stock, and up to 365,000,000 shares of our common stock to EQRx stockholders and up to 50,000,000 Earn-Out Shares:

Class A Shares	Votes For	Votes Against	Abstentions
	36,256,997	3,017,340	6,033

Class B Shares	Votes For	Votes Against	Abstentions
	13,800,000	0	0

(c)	Proposal No. 3 — The Incentive Plan Proposal — to approve the EQRx, Inc. 2021 Stock Option and Incentive Plan, a copy of which is attached to the Definitive Proxy Statement filed December 1, 2021, as Annex C (“2021 Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan:

Class A Shares	Votes For	Votes Against	Abstentions
	32,605,631	6,649,638	25,101

Class B Shares	Votes For	Votes Against	Abstentions
	13,800,000	0	0

(d)	Proposal No.4 — The ESPP Proposal — to approve the EQRx, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the Definitive Proxy Statement filed December 1, 2021 as Annex D (“ESPP”), including the authorization of the initial share reserve under the ESPP:

Class A Shares	Votes For	Votes Against	Abstentions
	32,952,962	6,304,628	22,780

Class B Shares	Votes For	Votes Against	Abstentions
	13,800,000	0	0

(e)	Proposal No. 5 — The Charter Amendment Proposal — to, assuming the Business Combination Proposal is approved, adopt the A&R Certificate of Incorporation in the form attached to the Definitive Proxy Statement filed December 1, 2021 as Annex E:

Class A Shares	Votes For	Votes Against	Abstentions
	36,248,569	3,024,996	6,805

Class B Shares	Votes For	Votes Against	Abstentions
	13,800,000	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CM LIFE SCIENCES III INC.

	By:	/s/ Brian Emes
	Name:	Brian Emes
	Title:	Chief Financial Officer and Secretary
Date: December 16, 2021